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                                                                EX-23

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


           We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-25537 and 33-49767) pertaining to the American Commercial Vessel and Terminal Employees' Savings Plan of our report dated June 26, 1996, with respect to the financial statements and schedules of the American Commercial Vessel and Terminal Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.




                                             /s/ ERNST & YOUNG LLP
                                             ---------------------
Jacksonville, Florida                        Ernst & Young LLP
June 26, 1996




































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